October 13, 2009

TO:	USPB UNITHOLDERS
FROM:	STEVEN D. HUNT, CEO

RE:	PROPOSED PUBLIC OFFERING BY NATIONAL BEEF, INC.

We are pleased to inform you that earlier today National Beef, Inc., a recently formed Delaware corporation, filed a registration statement for a public offering of its common stock.  If the offering and certain related transactions are successfully completed following registration with the Securities and Exchange Commission, a portion of the proceeds of the offering will be used by National Beef, Inc. to acquire a minority ownership interest in National Beef Packing Company, LLC (NBP), USPB’s majority owned subsidiary.   National Beef, Inc.’s offering of its common stock provides a mechanism by which public investors can, in effect, become “partners” with U.S. Premium Beef, LLC (USPB) and the other current partners in the ownership of the NBP business.  Our Board of Directors and management believe the proposed public offering of National Beef, Inc’s common stock and the transactions associated with the offering are in the best interests of USPB and USPB’s unitholders and associate deliverers.

The primary benefit of a public company structure for the NBP business is a broader operating platform with increased access to capital to continue its successful business plan.  In today’s dynamic equity markets, we can’t assume access to necessary capital will be the same as it was a few years ago.  As NBP has grown and diversified, its capital needs have increased, both in terms of growth and balance sheet strength.  We see opportunities in the future to further strengthen NBP’s operating platform, and having access to public equity could be critical to this plan.  Making a part of the ownership in NBP available to the public investor provides for liquidity to USPB while at the same time maintaining a substantial investment and continuing our unique cattle delivery system.  This platform should also provide for future liquidity should USPB choose to monetize additional equity interests in the future.

As indicated above, one benefit to USPB and its unitholders is that a portion of the proceeds of the public offering will be used by National Beef, Inc. to purchase an ownership interest in NBP from the current owners, including USPB.  The amounts received by USPB will be available for use in the discretion of the USPB Board of Directors, which currently expects that some portion of the amounts received will be available for distribution to USPB’s unitholders and for the redemption of USPB’s outstanding patronage notices.  The amounts received will be determined if the public offering is successfully completed.  In addition, the proposed arrangements provide a mechanism for USPB’s future exchange of additional ownership interests in NBP for shares of common stock in National Beef, Inc., providing an opportunity for the future liquidity referenced above.

Please note that immediately following completion of the proposed offering and the associated transactions, USPB will remain the largest owner of the National Beef Packing Company, LLC business, with significant voting rights in National Beef, Inc.

We are pleased to inform you that USPB’s cattle delivery arrangement with NBP will continue following completion of the proposed transactions and the public offering by National Beef, Inc.  No amendments or modifications of your uniform cattle delivery and marketing agreement will be required and your cattle deliveries will continue in the same manner as before these transactions.

We look forward to providing more information regarding the proposed transactions and the benefits to USPB’s unitholders, subject, however, to regulatory limitations associated with National Beef, Inc.’s proposed public offering.  USPB plans to provide additional information at a number of unitholder meetings in the next few weeks.  In addition, we plan to contact the USPB unitholders in the near future with regard to a special unitholder meeting.  At that meeting, we may present proposed amendments to USPB’s limited liability company agreement, intended to facilitate future distributions and procedures, for unitholder approval.  Please look for subsequent correspondence on those topics.

Our Board has directed that the process described above move forward, believing it to be in the best interests of USPB and its unitholders.  However, given the uncertainties associated with completion of the proposed offering and the associated transactions, the Board has determined that it is in the best interests of USPB’s unitholders to temporarily suspend transfers of USPB linked Class A and Class B units, pending completion of the proposed transactions.

As the process moves forward, you may have other questions regarding impacts of the proposed transactions on USPB unitholders.  Please don’t hesitate to contact our office at 866-877-2525 with any questions.  Thank you for your continued support and participation in U.S. Premium Beef as we move into the next chapter of our still young, but very successful company.

Safe Harbor Forward Looking Statement: USPB is including the following cautionary statement in this unitholder letter to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on their behalf. Forward-looking statements include statements regarding the proposed transactions associated with National Beef, Inc. and National Beef Packing Company, LLC and are based on the current expectations and assumptions of USPB, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially from those contemplated by these forward-looking statements. Some of these risks and uncertainties may be discussed in USPB’s most recently filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in future filings by USPB. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this letter will in fact transpire. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward- looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.